UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2024

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2024, Dermavant Sciences Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“Dermavant”) and a subsidiary of Roivant Sciences Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Dermavant, Organon & Co., a Delaware corporation (“Organon”), Organon Bermuda Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and an indirect wholly owned subsidiary of Organon (“Merger Sub”), and the Company, solely in its capacity as the representative of the securityholders of Dermavant.  Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Dermavant, with Dermavant continuing as the surviving company and a wholly owned subsidiary of Organon (the “Merger”).  The Company owns approximately 87% of the issued and outstanding common and preference shares of Dermavant.

Organon has agreed to acquire Dermavant for aggregate cash consideration of up to approximately $1.2 billion, comprising (i) a payment of $175 million payable at the closing of the Merger, subject to certain adjustments, (ii) a $75 million milestone payment payable upon FDA approval of VTAMA® (the “Product”) for the treatment of atopic dermatitis and (iii) up to $950 million in additional milestone payments payable upon achievement of certain tiered net sales amounts with respect to the Product, each less than or equal to $1 billion.  Additionally, Organon has agreed to make tiered royalty payments of (x) low-to-mid single digit percentages with respect to annual net sales of the Product up to $1 billion and (y) 30% with respect to annual net sales of the Product above $1 billion.  Such consideration and royalty payments will be paid to all of Dermavant’s equity holders, including holders of restricted stock units, options and warrants, on a pro rata basis relative to their ownership of Dermavant prior to the closing of the Merger (in each case, after giving effect to the liquidation preference of Dermavant’s preference shares, all of which are held by the Company, and otherwise in accordance with the applicable terms of such securities).

Pursuant to the terms of the Merger Agreement, all amounts outstanding under or otherwise payable pursuant to the Credit Agreement, dated as of May 14, 2021 and amended as of May 24, 2024, by and among Dermavant, certain subsidiaries of Dermavant, XYQ Luxco S.À R.L. and U.S. Bank Trust Company, National Association, will be paid in connection with the closing of the Merger.  Additionally, following the closing of the Merger, Organon will inherit all rights and obligations under each of (A) the Revenue Interest Purchase and Sale Agreement, dated as of May 14, 2021 and amended as of May 24, 2024, by and among Dermavant, Dermavant Sciences GmbH, XYQ Luxco S.A.R.L., NovaQuest Co-Investment Funds XVII, L.P., MAM Tapir Lender, LLC and U.S. Bank Trust Company, National Association and (B) the Funding Agreement, dated as of July 10, 2018 and amended as of May 24, 2024, by and among Dermavant, Dermavant Sciences GmbH and NovaQuest Co-Investment Fund VIII, L.P.

The boards of directors of the Company and of Dermavant each approved the entry into the Merger Agreement and the consummation of the Merger.  Concurrently with the entry into the Merger Agreement, the Merger Agreement and the Merger were approved by written consent of shareholders constituting at least 75% of the aggregate voting rights of Dermavant’s issued and outstanding common and preference shares.

The Merger is expected to close in the fourth quarter of calendar year 2024.  Consummation of the Merger is subject to customary closing conditions, including the expiration of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the U.S. Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the absence of any lawsuit by a government authority under antitrust laws challenging the Merger.  The Merger Agreement contains customary representations, warranties, indemnities and covenants related to the Merger.  The Merger Agreement also includes customary termination provisions and provides that if the Merger has not been consummated by March 17, 2025 (subject, if the Merger has not closed due to failure to satisfy certain antitrust-related conditions, to an additional three-month extension, at the option of either Dermavant or Organon, to June 17, 2025), the parties may terminate the Merger Agreement and abandon the Merger.  Additionally, each of the Company and Organon has the right to terminate the Merger Agreement and abandon the Merger in the event that the Merger has not been consummated by January 5, 2025 due to failure to satisfy certain antitrust-related conditions.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement.  In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Organon and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk among Dermavant and its securityholders, on the one hand, and Organon and Merger Sub, on the other hand, rather than establishing matters as facts. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements. Statements in this communication may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. These words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of the Company’s products and product candidates, the availability and success of topline results from the Company’s ongoing clinical trials, any commercial potential of the Company’s products and product candidates, the proposed Merger, the expected benefits of the proposed Merger, the expected timing of completion of the proposed Merger and anticipated future financial and operating performance and results. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the proposed Merger may not be satisfied, (ii) the possibility that the proposed Merger may involve unexpected costs, liabilities or delays, (iii) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the proposed Merger, (iv) the risk that disruptions from the proposed Merger will harm relationships with employees, customers and suppliers and other business partners or (v) the risk that the achievement of the specified milestones and royalty events described in the Merger Agreement may take longer to achieve than expected or may never be achieved and the resulting contingent payments may never be realized, and those factors described in the Company’s filings with the SEC, including the Company’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on May 30, 2024 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this communication, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*^	Agreement and Plan of Merger, dated September 17, 2024, by and among Dermavant Sciences Ltd., Organon & Co., Organon Bermuda Ltd. and Roivant Sciences Ltd.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

^
Portions of this exhibit have been omitted pursuant to Item 601(b)(10(iv) of Regulation S-K because they are both (i) not material and (ii) are the type of information the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: September 23, 2024